EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
FreeStar Technology Corporation

We consent to the incorporation by reference of our report dated October 16, 2003 on the consolidated balance sheets as of June 30, 2003 and 2002, the related consolidated statements of operations, stockholders' equity and cash flows the year ended June 30, 2003 and the period from May 25,2001 (inception) to June 2002, included in FreeStar Technology Corporation's Form 10-KSB, into the Company's previously filed registration statement on Form S-8 POS (File No. 333-73032).

/s/  Stonefield Josephson, Inc.
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CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
October 26, 2004